SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: January 4, 1999

                             ELEGANT ILLUSIONS, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

     Delaware                        0-28128                  88-0282654
  ---------------                --------------            ---------------
  Jurisdiction of                Comission File            I.R.S. Employer
   Incorporation                      Number               Identification
                                                                Number

              542 Lighthouse Ave., Suite 5, Pacific Grove, CA 93950
              -----------------------------------------------------
                    (Address of principal executive offices)

                  Registrant's telephone number: (831) 649-1814

Item 5.  Other Events.

         Effective 12:01 a.m., Eastern Standard Time on January 15, 1999, the Company's 18,439,338 issued and outstanding shares of Common Stock will be reverse split on a one-for-three basis. Under the new structure, the Company will have 30,000,000 shares of Common Stock, par value $.001, authorized, of which approximately 6,146,446 shares will be issued and outstanding and 23,853,554 shares will be unissued. All fractional shares resulting from the reverse split will be rounded up to the next whole share. The number of authorized shares shall not change. The Company's Certificate of Incorporation is being amended accordingly.

         The Company is effecting the reverse split to meet the maintenance requirements for continued listing of the Company's Common Stock on the NASDAQ SmallCap market. The Company cannot assure that the stock price will rise above $1.00 per shares or that, if the stock price rises above $1.00 per share, the price will remain above $1.00 per share. Moreover, the Company cannot assure that its Common Stock will not be delisted from the NASDAQ SmallCap Market, regardless of the price of the Common Stock.

         In December 1997, the holders of a majority of the then issued and outstanding shares of the Company's Common Stock authorized the Company's Board of Directors to effect the reverse split and the requisite amendment to the Company's Certificate of Incorporation. See the Company's Schedule 14C Information Statement filed with the Securities and Exchange Commission on December 31, 1997. On January 2, 1999, the Board of Directors determined to proceed with the reverse split and the requisite amendment to the Company's Certificate of Incorporation.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ELEGANT ILLUSIONS, INC.


                                                     By: /s/ James Cardinal
                                                         -----------------------
                                                         James Cardinal,
                                                         Chief Executive Officer


Dated: January 4, 1999



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